As filed with the Securities and Exchange Commission on June 17, 2022

Registration No. 333-

United States

SECURITIES AND EXCHANGE cOMMISSION

Washington, D.C. 20549

fOrm S-8

registration statement under the securities act of 1933

PetVivo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	99-0363559
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5251 Edina Industrial Blvd., Edina, MN 55439

(Address of Principal Executive Offices) (Zip Code)

PetVivo Holdings, Inc.

2020 Equity Incentive Plan

(Full title of the plan)

John Lai

Chief Executive Officer

5251 Edina Industrial Blvd.

Edina, MN 55439

(952) 405-6216

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Laura M. Holm, Esq.

Patrick Pazderka, Esq.

Fox & Rothschild, LLP

Campbell Mithun Tower

222 S. Ninth St., Suite 2000

Minneapolis MN 55402-3338

(612) 607-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

PetVivo Holdings, Inc. (the “Registrant” or the “Company”) has filed this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), initially reserved for issuance under the PetVivo Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), of which (i) 143,850 shares of the Company’s Common Stock are available for issuance under the Plan as of the date of this Registration Statement, (ii) 285,073 shares are available for issuance upon exercise of outstanding stock options granted under the Plan as of the date of this Registration Statement and (iii) such indeterminate number of shares as may become available under the 2020 Plan as a result of the adjustment provisions thereof.

This Registration Statement also includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, directors and employees identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issued or issuable to the Selling Stockholders pursuant to equity awards granted under the 2020 Plan, including stock options, restricted stock units and restricted stock awards, and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

Information Required In The SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2020 Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents that are incorporated), and the other documents required to be delivered to eligible participants in the 2020 Plan pursuant to Rule 428(b) under the Securities Act. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to:

PetVivo Holdings, Inc.

Robert Folkes, Chief Financial Officer

5251 Edina Industrial Blvd.

Edina, MN 55439

(952) 405-6216

PETVIVO HOLDINGS, INC.

PetVivo Holdings, Inc.

571,077 Shares of Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of shares (the “Shares”) of the Company’s common stock (“Common Stock”), of PetVivo Holdings, Inc. (the “Company”). This Reoffer Prospectus covers the reoffer and resale of up to 571,077 shares of Common Stock issued or issuable to each Selling Stockholder pursuant to awards granted by the Company to the Selling Stockholder under the PetVivo Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), including restricted stock units, restricted stock awards, stock options, and stock awards. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders include our directors, executive officers, and other employees, some of which are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”).

Subject to the satisfaction of any conditions to the vesting of the share of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may sell the shares of our Common Stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the Nasdaq Capital Market, at prices different than prevailing market prices, or at privately negotiated prices. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Our Common Stock is listed for trading on the NASDAQ Capital Market under the symbol “PETV.” On June 16, 2022, the last reported sales price of our Common Stock was $1.77 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.

Investing in our Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Common Stock in “Risk Factors” beginning on page 1 of this Reoffer Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is June 17, 2022

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus, any prospectus supplement or incorporated by reference into this Reoffer Prospectus is accurate only as of the respective dates of such information or as of the dates which are specified therein, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or the time of any sale of shares of our Common Stock. Our business, financial condition, results of operations, and prospects may have changed since those dates.

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the SEC. You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations, and prospects may have changed since those dates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on our management’s beliefs and assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates”, “intends” or similar expressions. From time to time, we also may provide oral and written forward-looking statements in other materials we release to the public, such as press releases, presentations to securities analysts or investors, or other communications by the Company. Any or all of our forward-looking statements in this report and in any public statements we make could be materially different from actual results.

Accordingly, we wish to caution investors that any forward-looking statements made by or on behalf of the Company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other risk factors include, but are not limited to, the risks and uncertainties set forth under “Risk Factors” in our prospectus filed with the SEC on August 13, 2021 (“Prospectus”), pursuant to Rule 424(b) of the Securities Act, included in the registration statement on Form S-1 (File No. 333-249452) as originally filed with the SEC on October 13, 2020, as amended.

We also wish to caution investors that other factors might in the future prove to be important in affecting the Company’s results of operations. New factors emerge from time to time; it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this Reoffer Prospectus. This summary does not contain all of the information you should consider in making your investment decision. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this Reoffer Prospectus.

The Company

PetVivo Holdings, Inc. (the “Company,” “PetVivo,” “we” or “us) is an emerging biomedical device company focused on the manufacturing, commercialization and licensing of innovative medical devices and therapeutics for animals. The Company has a pipeline of seventeen products for the treatment of animals. A portfolio of nineteen patents protects the Company’s biomaterials, products, production processes and methods of use. The Company began commercialization of its lead product Spryng™ with OsteoCushion™ Technology, a veterinarian-administered, intraarticular injection for the management of lameness and other joint afflictions such as osteoarthritis in dogs and horses, in the second quarter of its fiscal year ended March 31, 2022.

In August 2021, we received net proceeds of approximately $9.7 million in a registered public offering (“Public Offering”) of 2.5 million units at a public offering price of $4.50 per unit. Each unit consisted of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price of $5.625 per share. The shares of common stock and warrants were transferable separately immediately upon issuance. In connection with the Public Offering, the Company’s common stock and warrants were registered under Section 12(b) of the Exchange Act and began trading on The Nasdaq Capital Market, LLC under the symbols “PETV” and “PETVW,” respectively

Our principal executive offices are located at 5251 Edina Industrial Blvd., Edina, Minnesota 55439. Our main telephone number is (952) 405-6216. Our internet website is www.petvivo.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this Reoffer Prospectus.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 571,077 shares of Common Stock that were issued or will be acquired by or issuable to Selling Stockholders pursuant to restricted stock units, restricted stock awards, stock options or stock award agreements, as applicable, between the Company and such Selling Stockholder under the 2020 Plan. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk and should be considered highly speculative. Before making an investment decision, you should carefully consider the risks and uncertainties and all other information contained in this Reoffer Prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Prospectus filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act on August 13, 2021, as well as those discussed in our other filings with the SEC, together with the other information contained in and incorporated by reference into this Reoffer Prospectus, before deciding whether to invest in our Common Stock. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition, and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock could decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

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The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock offered and sold by the Selling Stockholders pursuant to this Reoffer Prospectus. All of the net proceeds from the sale of the shares of our Common Stock offered pursuant to this Reoffer Prospectus will be received by the Selling Stockholders.

DESCRIPTION OF SECURITIES

The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on August 5, 2021 (File No. 001-40715), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING STOCKHOLDERS

This Reoffer Prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 571,077 shares of our Common Stock previously granted under the 2020 Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8. In addition, non-affiliates who are not named in the table below holding less than 1,000 shares of restricted Common Stock issued under the 2020 Plan may use this Reoffer Prospectus for the reoffer and resale of those shares.

The following table sets forth information with respect to the Selling Stockholders and the shares of our Common Stock (i) beneficially owned by the Selling Stockholders, and (ii) with respect to shares of Common Stock covered by this Reoffer Prospectus, shares subject to options, restricted stock units, or stock awards held by the Selling Stockholders, in each case as of June 1, 2022 (the “Determination Date”). In addition, non-affiliates not named in the table below holding less than 1,000 shares of Common Stock issued pursuant to the 2020 Plan and deemed “restricted securities” may use this Prospectus for the reoffer and resale of those shares. The percentage of beneficial ownership is calculated based on 9,988,361 shares of Common Stock, outstanding as of the Determination Date. The Selling Stockholders may offer all, some, or none of the shares of Common Stock covered by this Reoffer Prospectus. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering, because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. We cannot advise you as to whether the Selling Stockholders will, in fact, sell any or all of such shares of Common Stock.

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We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of common stock that may be acquired by an individual or group pursuant to the exercise of options or warrants or settlement of restricted stock units (sometimes referred to as a “RSU”) that are currently exercisable or may become exercisable or settleable within sixty (60) days of the Determination Date are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Unless otherwise indicated below, the address of each Selling Stockholder listed in the table below is c/o PetVivo Holdings, Inc., 5251 Edina Industrial Blvd., Edina, Minnesota 55439 and to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of Selling Stockholder	Position with the Company	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Our Common Stock that May be Sold (1)	Number of Shares of Our Common Stock Beneficially Owned After the Offering	Percentage of Shares of Our Common Stock Beneficially Owned After The Offering (%)
Jon Lai (2)	Chief Executive Officer and Director	1,084,807	150,000	1,034,807	10.33
Robert Folkes (3)	Chief Financial Officer	41,000	60,000	13,000	*
Randall Meyer (4)	Chief Operating Officer	576,991	65,000	555,325	5.55
John Dolan (5)	Chief Business Development Officer	581,767	65,000	560,101	5.56
Gregory Cash (6)	Director	62,149	26,612	42,890	*
David Deming (7)	Director	87,244	21,151	72,466	*
Joseph Jasper (8)	Director	65,767	15,073	57,334	*
Scott Johnson (9)	Director	200,941	20,534	186,534	1.86
James Martin (10)	Director	142,318	15,073	133,985	1.33
Robert Rudelius (11)	Director	189,468	15,073	181,135	1.81
Current Employees (12)	Employees	1,000	371,000	1,000	*

*	Indicates beneficial ownership of less than 1% of the number of shares of our Common Stock outstanding.
(1)	The number of shares of Common Stock reflects all shares of Common Stock acquired or issuable to a person pursuant to applicable equity grants previously made under the 2020 Plan irrespective of whether such grants are exercisable or vested as of the Determination Date or will become exercisable or vested within 60 days of the Determination Date.
(2)	Mr. Lai owns 957,992 shares directly and has warrants to purchase 134,315 shares that are vested or will vest within 60 days of the Determination Date. The shares covered by this Reoffer Prospectus consist of 150,000 shares of Common Stock issued or issuable upon the settlement of an RSU award granted pursuant to the 2020 Plan, of which 50,000 shares vested on March 31, 2022, 50,000 will vest on March 31, 2023 and 50,000 will vest on March 31, 2024, subject to Mr. Lai’s continued service through the vesting date.
(3)	Mr. Folkes owns 41,000 shares directly. The shares covered by this Reoffer Prospectus consist of 88,000 shares of Common Stock issued or issuable upon the settlement of two RSU Awards granted pursuant to the 2020 Plan, with 28,000 shares vested on March 31, 2022, 10,000 shares vesting on January 1, 2023, 18,000 shares vesting on March 31, 2023, 14,000 shares vesting on January 1, 2024, and 18,000 shares vesting on March 31, 2024, subject to Mr. Folkes’ continued service through the vesting date.
(4)	Mr. Meyer owns 563,568 shares directly and includes warrants to purchase 13,423 shares that are vested or will vest within 60 days of the Determination Date. The shares covered by this Reoffer Prospectus consist of 65,000 shares issued or issuable upon the settlement of RSU’s granted under our 2020 Plan, of which 21,666 of the shares vested on March 31, 2022, 21,667 shares vesting on March 31, 2023, and 21,667 of the shares vesting on March 24, 2024, subject to Mr. Meyer’s continued service through the vesting date.
(5)	Mr. Dolan owns 497,905 shares directly and has warrants to purchase 83,862 shares that are vested or will vest within 60 days of the Determination Date. The shares covered by this Reoffer Prospectus consist of 65,000 shares issuable upon the settlement of RSU’s granted under our 2020 Plan, of which 21,666 of the shares vested on March 31, 2022, 21,667 of the shares vesting on March 31, 2023, and 21,667 of the shares vesting on March 24, 2024, subject to Mr. Dolan’s continued service through the vesting date.
(6)	Mr. Cash owns 35,050 shares directly and has warrants to purchase 27,099 shares that are vested or will vest within 60 days of the Determination Date. The shares covered by this Reoffer Prospectus consist of 26,612 shares with 19,259 shares vested as of March 31, 2022, and 7,353 shares issuable upon exercise of options granted under the 2020 Plan, which will vest on September 30, 2022.

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(7)	Mr. Deming owns 29,890 shares directly or with his spouse and has warrants to purchase 57,354 shares that are vested or will vest within 60 days of the Record Date. The shares covered by this Reoffer Prospectus consists of 21,151 shares, with 14,778 shares vested as of March 31, 2022, and 6,373 shares issuable upon exercise of options granted under the 2020 Plan, which will vest on September 30, 2022.
(8)	Mr. Jasper owns 17,542 shares directly and has warrants to purchase 48,225 shares that are vested or will vest within 60 days of the Determination Date. The shares covered by this Reoffer Prospectus consist of 15,073 shares, with 8,333 shares vested as of March 31, 2022, and 6,740 shares issuable upon exercise of options granted under the 2020 Plan, which will vest on September 30, 2022.
(9)	Mr. Johnson owns 175,565 shares directly and includes warrants to purchase 25,376 shares that are vested or will vest within 60 days of the Determination Date. The shares covered by this Reoffer Prospectus consist of 20,534 shares, with 14,407 shares vested as of March 31, 2022, and 6,127 shares issuable upon exercise of options granted under the 2020 Plan, which will vest on September 30, 2022.
(10)	Mr. Martin owns 102,518 shares directly, in his two IRA accounts, by Martinmoore Holdings, LLP, a company controlled by Mr. Martin who exercises sole voting and dispositive power over the shares and has warrants to purchase 39,800 shares that are vested or will vest within 60 days of the Determination Date. The shares covered by this Reoffer Prospectus consist of 15,073 shares, with 8,333 shares vested as of March 31, 2022, and 6,740 shares issuable upon exercise of options granted under the 2020 Plan, which will vest on September 30, 2022.
(11)	Mr. Rudelius owns 145,333 shares directly, in his IRA, and by Noble Ventures, LLC, a company controlled by Mr. Rudelius, and has warrants to purchase 44,135 shares that are vested or will vest within 60 days of the Record Date. The shares covered by this Reoffer Prospectus consists of 15,073 shares, with 8,333 shares vested as of March 31, and 6,740 shares issuable upon exercise of options granted under the 2020 Plan, which will vest on September 30, 2022.
(12)	Consists of 371,000 shares issued or issuable upon exercise of 245,000 options, none of which are vested as of the Determination Date, and 126,000 restricted stock units, with 10,000 RSU’s vested within 60 days of the Determination Date, which are held by the following 10 non-affiliated persons (last name listed first: each of whom is a current employee and beneficially owns less than 1% of the shares of Common Stock): Manning, Joseph; Middleton, Mark; Gregory, David; Siakel, Russell; Schumaker, Rachael; Smith, Cliff; Wilhelm, Joseph; Zieser, Ann; Colahan, Gavin; Mills, Drew.

Employment Relationships

Each of Mr. Lai, Mr. Folkes, Mr. Meyer, and Mr. Dolan have entered into employment agreements with the Company.

PLAN OF DISTRIBUTION

The purpose of this Reoffer Prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of their shares of our Common Stock acquired under the 2020 Plan. We will not receive any of the proceeds of the sale of the shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each Selling Stockholder reserves the right to accept or reject any proposed purchase of shares to be made directly or through agents.

The Selling Stockholders and any of their donees, pledgees, distributes, transferees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares offered by this Reoffer Prospectus on the Nasdaq Capital Market or in private transactions. These sales may occur at fixed prices, at negotiated prices, at prevailing market prices on the Nasdaq Capital Market at the time of sale, or at prices related to prevailing market prices. The Selling Stockholders or their permitted transferees may use any one or more of the following methods when selling the shares offered by this Reoffer Prospectus:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In connection with these sales, the Selling Stockholders or their permitted transferees may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

●	engage in short sales of shares of the Common Stock in the course of hedging their positions;

●	engage in short sales of shares of the Common Stock and deliver shares of the Common Stock to close out short positions;

●	loan or pledge shares of the Common Stock to broker-dealers or other financial institutions that in turn may sell shares of the Common Stock;

●	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares of the Common Stock, which the broker-dealer or other financial institution may resell under this Reoffer Prospectus; or

●	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in resales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. However, the Selling Stockholders and any broker-dealers involved in the sale or resale of the Shares may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts, or concessions may qualify as underwriters’ compensation under the Securities Act.

The Selling Stockholders will be subject to the Reoffer Prospectus delivery requirements of the Securities Act, unless exempted therefrom.

Our Common Stock is listed for trading on the NASDAQ Capital Market under the symbol “PETV.”

Any shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The shares covered by this Reoffer Prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this Reoffer Prospectus. The shares covered by this Reoffer Prospectus may be sold in some States only through registered or licensed brokers or dealers. In addition, in some States, the shares covered by this Reoffer Prospectus may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the shares of our Common Stock offered hereby, will be passed upon for us by Fox Rothschild, LLP, Minneapolis, Minnesota.

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EXPERTS

The audited financial statements of PetVivo Holdings, Inc., incorporated by reference in this Reoffer Prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Assurance Dimensions, Inc., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of our Common Stock being offered by the Selling Stockholders pursuant to this Reoffer Prospectus. This Reoffer Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered in this Reoffer Prospectus, we refer you to the registration statement and the accompanying exhibits.

A copy of the registration statement and the accompanying exhibits and any other document we file with the SEC may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), applicable to a company with securities registered pursuant to Section 12 of the Exchange Act. In accordance therewith, we will file with the SEC our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, amendments thereto, and other information. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.selectinteriorconcepts.com. You may access our periodic reports, proxy statements, and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this Reoffer Prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this Reoffer Prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this Reoffer Prospectus the following documents filed by us with the SEC:

(a)	Our Prospectus filed with the SEC on August 13, 2021, pursuant to Rule 424(b) of the Securities Act, included in the registration statement on Form S-1 (File No. 333-249452 ) as originally filed with the SEC on October 13, 2020, as amended;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, as amended on Form 10-Q-A filed on August 18, 2021;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, filed with the SEC on February 10, 2022;

(e)	The Registrant’s Current Reports on Form 8-K, filed with the SEC on July 12, 2021, August 16, 2021, September 14, 2021, November 10, 2021, November 15, 2021, February 10, 2022, March 8, 2022, May 9, 2022 and June 7, 2022;

(f)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, dated August 5, 2021, File No. 001-40715, and any other amendment or report filed for the purpose of updating such description

In addition, all other documents filed (not furnished) by us pursuant to Section 13(a), Section 13(c), Section 14, or Section 15(d) of the Exchange Act on or after the date of this Reoffer Prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this Reoffer Prospectus and to be a part of this Reoffer Prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

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571,077 Shares of Common Stock

PetVivo Holdings, Inc.

Reoffer Prospectus

PART II

Information Required In The Registration Statement

Item 3. Incorporation of Documents by Reference.

The rules of the Commission allow the Registrant to incorporate by reference information into this Registration Statement. This means that the Registrant may disclose important information to you by referring you to another document.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Prospectus filed with the SEC on August 13, 2021, pursuant to Rule 424(b) of the Securities Act, included in the registration statement on Form S-1 (File No. 333-249452) as originally filed with the SEC on October 13, 2020, as amended;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 13, 2021, as amended on Form 10-Q-A filed on August 16, 2021;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, filed with the SEC on February 10, 2022;

(e)	The Registrant’s Current Reports on Form 8-K, filed with the SEC on July 12, 2021, August 16, 2021, September 14, 2021, November 10, 2021, November 15, 2021, January 3, 2022, February 10, 2022; March 8, 2022, May 9, 2022 and June 7, 2022;

(f)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, dated August 5, 2021, File No. 001-40715, and any other amendment or report filed for the purpose of updating such description.

In addition, all documents filed with the Commission by the Registrant (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Section 78.7502 provides that a corporation shall indemnify any director, officer, employee, or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our articles of incorporation, as amended, and bylaws, as amended, provide that we shall indemnify our directors, officers, employees, and agents to the full extent permitted by NRS, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors, and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We currently maintain director and officer liability insurance on behalf of our directors and officers.

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Item 7. Exemption from Registration Claimed.

The shares of our Common Stock that may be reoffered and resold by the Selling Stockholders pursuant to the reoffer prospectus included herein were granted by the Company under the 2020 Plan and were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering. The recipients of shares in each such transaction represented their intention to acquire the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends were affixed to the instruments representing such shares issued in such transactions. All recipients had adequate access, through their relationship with the Company, to information regarding the Company.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
3.1	Articles of Incorporation of PetVivo Holdings Inc., as amended*
3.2	Amended and Restated Bylaws of PetVivo Holdings Inc. (incorporated by reference to Exhibit 3.3 in the Company’s Current Report on Form 8-K filed on July 12, 2021).
5.1*	Opinion of Fox Rothschild LLP (filed herewith)
23.1*	Consent of Assurance Dimensions Inc., Independent Registered Public Accounting Firm
23.2*	Consent of Fox Rothschild LLP (included in legal opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
99.1	PetVivo Holdings, Inc. 2020 Equity Incentive Plan (incorporated by reference to Appendix B in the Company’s Definitive Information Statement filed with the SEC on September 1, 2020).
107*	Filing Fee Table
*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 17, 2022.

PETVIVO HOLDINGS, INC.
(Registrant)

By:	/s/ John Lai
John Lai
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of PetVivo Holdings, Inc. constitute and appoint John Lai and Robert Folkes, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ John Lai	President, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2022
John Lai
/s/ Robert Folkes	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2022
Robert Folkes

/s/ Greg Cash	Chairman of the Board	June 17, 2022
Greg Cash

/s/ David Deming	Director	June 17, 2022
David Deming

/s/ Joseph Jasper	Director	June 17, 2022
Joseph Jasper

/s/ Scott Johnson	Director	June 17, 2022
Scott Johnson

/s/ James Martin	Director	June 17, 2022
James Martin

/s/ Robert Rudelius	Director	June 17, 2022
Robert Rudelius

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